Exhibit 99.3

Pogo Producing Company

Supplemental Information (Unaudited)

	Quarter Ended June 30,		Six Months June 30,
	2004	2003	2004	2003
Operating Data
Net Natural Gas Sales (Mcf/day)
North America	249,253	211,884	239,879	213,818
Thailand	88,851	89,820	78,989	89,401
Total Natural Gas	338,104	301,704	318,868	303,219

Gas Price ($/Mcf)
North America	$5.79	$5.38	$5.64	$5.51
Thailand	$2.40	$2.48	$2.44	$2.40
Average Gas Price	$4.90	$4.51	$4.85	$4.59

Net Liquids Production (Bbl/day)
Crude & Condensate
North America	34,401	43,863	34,225	41,937
Thailand	19,346	21,807	17,515	22,446
Total Crude & Condensate	53,747	65,670	51,740	64,383
Plant Products	4,676	3,467	4,594	3,990
Total Liquids	58,423	69,137	56,334	68,373

Net Liquids Sales (Bbl/day)
Crude & Condensate
North America	34,401	43,863	34,225	41,937
Thailand *	16,746	22,881	17,347	21,507
Total Crude & Condensate	51,147	66,744	51,572	63,444
Plant Products	4,676	3,467	4,594	3,990
Total Liquids	55,823	70,211	56,166	67,434

Average Prices ($/Bbl)
Crude & Condensate
North America	$34.76	$28.05	$35.02	$30.08
Thailand *	$37.27	$26.28	$36.02	$28.84
Average Crude & Cond. Prices	$35.58	$27.45	$35.35	$29.66
Plant Products	$24.41	$20.37	$24.91	$22.55

* Sales Volumes & Price Used in Financial Statements

Selected Balance Sheet Data

($ in 000’s)	6/30/2004	12/31/2003
Total Assets	$2,828,613	$2,762,036
Long-term Debt *	395,000	489,000
Shareholders’ Equity	1,590,112	1,453,653
Working Capital	178,299	170,771

* Excludes debt discount of $1,739 at 12/31/03